EXHIBIT 99.1

VEECO REPORTS FOURTH QUARTER AND FISCAL YEAR 2022 FINANCIAL RESULTS

Fourth Quarter 2022 Highlights:

●	Revenues of $153.8 million, compared with $153.0 million in the same period last year
●	GAAP net income of $128.9 million, or $2.00 per diluted share, compared with $8.2 million, or $0.15 per diluted share in the same period last year
●	Non-GAAP net income of $21.9 million, or $0.38 per diluted share, compared with $22.6 million, or $0.43 per diluted share in the same period last year

Fiscal Year 2022 Highlights:

●	Revenues of $646.1 million, compared with $583.3 million in the same period last year
●	GAAP net income of $166.9 million, or $2.71 per diluted share, compared with $26.0 million, or $0.49 per diluted share in the same period last year
●	Non-GAAP net income of $89.6 million, or $1.57 per diluted share, compared with $73.6 million, or $1.43 per diluted share in the same period last year

Plainview, N.Y., February 15, 2023 -- Veeco Instruments Inc. (Nasdaq: VECO) today announced financial results for its fourth quarter and fiscal year ended December 31, 2022. Results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and are also reported adjusting for certain items (“Non-GAAP”). A reconciliation between GAAP and Non-GAAP operating results is provided at the end of this press release.

U.S. Dollars in millions, except per share data

	4th Quarter		Full Year
GAAP Results	Q4 '22	Q4 '21	2022	2021
Revenue	$153.8	$153.0	$646.1	$583.3
Net income	$128.9	$8.2	$166.9	$26.0
Diluted earnings per share	$2.00	$0.15	$2.71	$0.49

	4th Quarter		Full Year
Non-GAAP Results	Q4 '22	Q4 '21	2022	2021
Operating income	$23.8	$24.9	$99.8	$86.6
Net income	$21.9	$22.6	$89.6	$73.6
Diluted earnings per share	$0.38	$0.43	$1.57	$1.43

“2022 was another year of growth for Veeco,” commented Bill Miller, Ph.D., Veeco’s Chief Executive Officer. “We achieved record revenue with our semiconductor products led by increased traction in laser annealing for both advanced and trailing nodes. We grew our backlog with strong order activity while also strengthening our balance sheet with robust cashflow from operations.”

“We enter 2023 cautiously optimistic,” continued Dr. Mr. Miller. “We’re focused on investing R&D in our product roadmaps and integrating our recently acquired silicon carbide epitaxy business. We expect to outperform the wafer fab equipment market with our semiconductor products, grow in the data storage market and maintain profitability during the current macroeconomic challenges.”

Guidance and Outlook

The following guidance is provided for Veeco’s first quarter 2023:

●	Revenue is expected in the range of $130 million to $150 million
●	GAAP diluted earnings (loss) per share are expected in the range of $(0.03) to $0.16
●	Non-GAAP diluted earnings per share are expected in the range of $0.12 to $0.28

Conference Call Information

A conference call reviewing these results has been scheduled for today, February 15, 2023 starting at 5:00pm ET. To join the call, dial 1-877-407-8029 (toll free) or 1-201-689-8029. Participants may also access a live webcast of the call by visiting the investor relations section of Veeco's website at ir.veeco.com. A replay of the webcast will be made available on the Veeco website that evening. We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco (NASDAQ: VECO) is an innovative manufacturer of semiconductor process equipment. Our proven ion beam, laser annealing, lithography, MOCVD, and single wafer etch & clean technologies play an integral role in the fabrication and packaging of advanced semiconductor devices. With equipment designed to optimize performance, yield and cost of ownership, Veeco holds leading technology positions in the markets we serve. To learn more about Veeco’s systems and service offerings, visit www.veeco.com.

Forward-looking Statements

This press release contains “forward-looking statements”, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended, that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, our investment and growth strategies, our development of new products and technologies, our business outlook for current and future periods, the impact of the COVID-19 pandemic, our ongoing transformation initiative and the effects thereof on our operations and financial results; and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; the effects of regional or global health epidemics, including the effects of the COVID-19 pandemic on the Company’s operations and on those of our customers and suppliers;  global trade issues, including the ongoing trade disputes between the U.S. and China, and changes in trade and export license policies; our dependency on third-party suppliers and outsourcing partners; the timing of customer orders; our ability to develop, deliver and support new products and technologies; our ability to expand our current markets, increase market share and develop new markets; the concentrated nature of our customer base; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives and attract, motivate and retain key employees; the variability of results among products and end-markets, and our ability to accurately forecast future results, market conditions, and customer requirements; the impact of our indebtedness, including our convertible senior notes and our capped call transactions; and other risks and uncertainties described in our SEC filings on Forms 10-K, 10-Q and 8-K, and from time-to-time in our other SEC reports. All forward-looking statements speak only to management’s expectations, estimates, projections and assumptions as of the date of this press release or, in the case of any document referenced herein or incorporated by reference, the date of that document. The Company does not undertake any obligation to update or publicly revise any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

-financial tables attached-

Veeco Contacts:

Investors:Anthony Bencivenga (516) 252-1438abencivenga@veeco.com

Media:Kevin Long (516) 714-3978klong@veeco.com

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net sales	$153,799	$152,972	$646,137	$583,277
Cost of sales	90,881	88,949	382,989	341,003
Gross profit	62,918	64,023	263,148	242,274
Operating expenses, net:
Research and development	26,327	22,283	103,565	88,680
Selling, general, and administrative	20,965	21,211	88,952	84,536
Amortization of intangible assets	2,505	2,974	10,018	12,280
Other operating expense (income), net	(271)	(71)	317	68
Total operating expenses, net	49,526	46,397	202,852	185,564
Operating income	13,392	17,626	60,296	56,710
Interest expense, net	(1,558)	(5,799)	(9,311)	(26,020)
Other income (expense), net	—	(5,010)	—	(5,010)
Income before income taxes	11,834	6,817	50,985	25,680
Income tax expense (benefit)	(117,081)	(1,387)	(115,957)	(358)
Net income	$128,915	$8,204	$166,942	$26,038

Income per common share:
Basic	$2.58	$0.17	$3.35	$0.53
Diluted	$2.00	$0.15	$2.71	$0.49

Weighted average number of shares:
Basic	49,912	49,187	49,906	49,073
Diluted	65,684	54,931	65,607	53,643

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$154,925	$119,747
Restricted cash	547	725
Short-term investments	147,488	104,181
Accounts receivable, net	124,221	109,609
Contract assets	16,507	18,293
Inventories	206,908	170,858
Prepaid expenses and other current assets	18,305	25,974
Total current assets	668,901	549,387
Property, plant and equipment, net	107,281	99,743
Operating lease right-of-use assets	26,467	28,813
Intangible assets, net	23,887	33,905
Goodwill	181,943	181,943
Deferred income taxes	116,349	1,639
Other assets	3,355	3,546
Total assets	$1,128,183	$898,976

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$52,049	$44,456
Accrued expenses and other current liabilities	56,031	79,752
Customer deposits and deferred revenue	127,223	63,136
Income taxes payable	2,432	1,860
Current portion of long-term debt	20,169	—
Total current liabilities	257,904	189,204
Deferred income taxes	1,285	4,792
Long-term debt	254,491	229,438
Long-term operating lease liabilities	33,581	32,834
Other liabilities	3,098	5,080
Total liabilities	550,359	461,348

Total stockholders’ equity	577,824	437,628
Total liabilities and stockholders’ equity	$1,128,183	$898,976

Note on Reconciliation Tables

The below tables include financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and certain integration costs.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Non-GAAP Operating income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Reconciliation of GAAP to Non-GAAP Financial Data (Q4 2022)

(in thousands)
(unaudited)

		Non-GAAP Adjustments
		Share-Based
Three months ended December 31, 2022	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$153,799					$153,799
Gross profit	62,918	1,167		1,011		65,096
Gross margin	40.9%					42.3%
Operating expenses	49,526	(4,858)	(2,505)	(821)		41,342
Operating income	13,392	6,025	2,505	1,832	^	23,754
Net income	128,915	6,025	2,505	(115,554)	^	21,891

^	- See table below for additional details.

Other Non-GAAP Adjustments (Q4 2022)

(in thousands)
(unaudited)

Three months ended December 31, 2022
Transition expenses related to San Jose expansion project	$1,788
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	44
Subtotal	1,832
Non-cash interest expense	244
Release of valuation allowance on deferred tax assets	(104,971)
Non-GAAP tax adjustment *	(12,659)
Total Other	$(115,554)

*	- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

Net Income per Common Share (Q4 2022)

(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31, 2022
	GAAP	Non-GAAP
Numerator:
Net income	$128,915	$21,891
Interest expense associated with convertible notes	2,712	2,467
Net income available to common shareholders	$131,627	$24,358

Denominator:
Basic weighted average shares outstanding	49,912	49,912
Effect of potentially dilutive share-based awards	805	805
Dilutive effect of 2023 Convertible Senior Notes	504	504
Dilutive effect of 2025 Convertible Senior Notes	5,521	5,521
Dilutive effect of 2027 Convertible Senior Notes (1)	8,942	6,771
Diluted weighted average shares outstanding	65,684	63,513

Net income per common share:
Basic	$2.58	$0.44
Diluted	$2.00	$0.38

(1)    - The non-GAAP incremental dilutive shares includes the impact of the Company’s capped call transaction issued concurrently with our 2027 Notes, and as such, an effective conversion price of $18.46 is used when determining incremental shares to add to the dilutive share count. The GAAP incremental dilutive shares does not include the impact of the Company’s capped call transaction, and as such, an effective conversion price of $13.98 is used when determining incremental shares to add to the dilutive share count.

Reconciliation of GAAP to Non-GAAP Financial Data (Q4 2021)

(in thousands, except per share amounts)
(unaudited)

		Non-GAAP Adjustments
		Share-based
Three months ended December 31, 2021	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$152,972					$152,972
Gross profit	64,023	608		235		64,866
Gross margin	41.9%					42.4%
Operating expenses	46,397	(2,906)	(2,974)	(537)		39,980
Operating income	17,626	3,514	2,974	772	^	24,886
Net income	8,204	3,514	2,974	7,950	^	22,642

Income per common share:
Basic	$0.17					$0.46
Diluted	0.15					0.43
Weighted average number of shares:
Basic	49,187					49,187
Diluted (1)	54,931					52,761

^	- See table below for additional details.

(1)    - The non-GAAP incremental dilutive shares includes the impact of the Company’s capped call transaction issued concurrently with our 2027 Notes, and as such, no incremental shares are added to the dilutive share count in periods in which the average stock price per share is below $18.46. The GAAP incremental dilutive shares does not include the impact of the Company’s capped call transaction, and as such, incremental shares are added to the dilutive share count in periods in which the average stock price per share is above $13.98, and the Company is in a net income position. The average stock price for the three months ended December 31, 2021 was $25.53, and therefore 1.9 million shares were included in the non-GAAP diluted share count, and 4.0 million shares were included in the GAAP diluted share count related to the 2027 Notes.

Other Non-GAAP Adjustments (Q4 2021)

(in thousands)
(unaudited)

Three months ended December 31, 2021
Transition expenses related to San Jose expansion project	$698
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	74
Subtotal	772
Non-cash interest expense	3,057
Other (income) expense, net	5,010
Non-GAAP tax adjustment *	(889)
Total Other	$7,950

*	- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

Reconciliation of GAAP Net Income to Non-GAAP Operating Income (Q4 2022 and 2021)

(in thousands)
(unaudited)

	Three months ended	Three months ended
	December 31, 2022	December 31, 2021
GAAP Net income	$128,915	$8,204
Share-based compensation	6,025	3,514
Amortization	2,505	2,974
Transition expenses related to San Jose expansion project	1,788	698
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	44	74
Interest (income) expense, net	1,558	5,799
Other (income) expense, net	—	5,010
Income tax expense (benefit)	(117,081)	(1,387)
Non-GAAP Operating income	$23,754	$24,886

Reconciliation of GAAP to Non-GAAP Financial Data (FY 2022)

(in thousands)
(unaudited)

		Non-GAAP Adjustments
		Share-based
For the year ended December 31, 2022	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$646,137					$646,137
Gross profit	263,148	4,551		3,300		270,999
Gross margin	40.7%					41.9%
Operating expenses	202,852	(18,443)	(10,018)	(3,212)		171,179
Operating income (loss)	60,296	22,994	10,018	6,512	^	99,820
Net income (loss)	166,942	22,994	10,018	(110,379)	^	89,575

^	- See table below for additional details.

Other Non-GAAP Adjustments (FY 2022)

(in thousands)
(unaudited)

For the year ended December 31, 2022
Transition expenses related to San Jose expansion project	$6,202
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	310
Subtotal	6,512
Non-cash interest expense	962
Release of valuation allowance on deferred tax assets	(104,971)
Non-GAAP tax adjustment *	(12,882)
Total Other	$(110,379)

*	- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

Net Income per Common Share (FY 2022)

(in thousands, except per share amounts)
(unaudited)

	Year ended December 31, 2022
	GAAP	Non-GAAP
Numerator:
Net income	$166,942	$89,575
Interest expense associated with convertible notes	10,832	9,870
Net income available to common shareholders	$177,774	$99,445

Denominator:
Basic weighted average shares outstanding	49,906	49,906
Effect of potentially dilutive share-based awards	734	734
Dilutive effect of 2023 Convertible Senior Notes	504	504
Dilutive effect of 2025 Convertible Senior Notes	5,521	5,521
Dilutive effect of 2027 Convertible Senior Notes (1)	8,942	6,771
Diluted weighted average shares outstanding	65,607	63,436

Net income per common share:
Basic	$3.35	$1.79
Diluted	$2.71	$1.57

(1)    - The non-GAAP incremental dilutive shares includes the impact of the Company’s capped call transaction issued concurrently with our 2027 Notes, and as such, an effective conversion price of $18.46 is used when determining incremental shares to add to the dilutive share count. The GAAP incremental dilutive shares does not include the impact of the Company’s capped call transaction, and as such, an effective conversion price of $13.98 is used when determining incremental shares to add to the dilutive share count.

Reconciliation of GAAP to Non-GAAP Financial Data (FY 2021)

(in thousands, except per share amounts)
(unaudited)

		Non-GAAP Adjustments
		Share-based
For the year ended December 31, 2021	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$583,277					$583,277
Gross profit	242,274	2,373		448		245,095
Gross margin	41.5%					42.0%
Operating expenses	185,564	(12,876)	(12,280)	(1,918)		158,490
Operating income (loss)	56,710	15,249	12,280	2,366	^	86,605
Net income (loss)	26,038	15,249	12,280	20,082	^	73,649

Income (loss) per common share:
Basic	$0.53					$1.50
Diluted	0.49					1.43
Weighted average number of shares:
Basic	49,073					49,073
Diluted	53,643					51,472

^	- See table below for additional details.

Other Non-GAAP Adjustments (FY 2021)

(in thousands)
(unaudited)

For the year ended December 31, 2021
Transition expenses related to San Jose expansion project	$2,021
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	345
Subtotal	2,366
Non-cash interest expense	13,819
Other (income) expense, net	5,010
Non-GAAP tax adjustment *	(1,113)
Total Other	$20,082

*	- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

Reconciliation of GAAP Net Income to Non-GAAP Operating Income (FY 2022 and 2021)

(in thousands)
(unaudited)

	Year ended	Year ended
	December 31, 2022	December 31, 2021
GAAP Net income (loss)	$166,942	$26,038
Share-based compensation	22,994	15,249
Amortization	10,018	12,280
Transition expenses related to San Jose expansion project	6,202	2,021
Depreciation of PP&E fair value step-up associated with the Ultratech purchase accounting	310	345
Interest (income) expense, net	9,311	26,020
Other (income) expense, net	—	5,010
Income tax expense (benefit)	(115,957)	(358)
Non-GAAP Operating income (loss)	$99,820	$86,605

Reconciliation of GAAP to Non-GAAP Financial Data (Q1 2023)

(in millions, except per share amounts)

(unaudited)

				Non-GAAP Adjustments
Guidance for the three months ending				Share-based
March 31, 2023	GAAP			Compensation	Amortization	Other	Non-GAAP
Net sales	$130	-	$150				$130	-	$150
Gross profit	48	-	61	1	—	—	49	-	62
Gross margin	37%	-	40%				39%	-	41%
Operating expenses	49	-	51	(5)	(2)	(1)	42	-	44
Operating income (loss)	(1)	-	10	6	2	1	8	-	19
Net income (loss)	$(1)	-	$8	6	2	(1)	$6	-	$15

Income (loss) per diluted common share	$(0.03)	-	$0.16				$0.12	-	$0.28

Income per Diluted Common Share (Q1 2023)

(in millions, except per share amounts)
(unaudited)

Guidance for the three months ending March 31, 2023	GAAP			Non-GAAP
Numerator:
Net income (loss)	$(1)	-	$8	$6	-	$15
Interest expense associated with convertible notes	—		1	—		2
Net income (loss) available to common shareholders	$(1)	-	$9	$6	-	$17

Denominator:
Basic weighted average shares outstanding	50		50	50		50
Effect of potentially dilutive share-based awards	1		1	1		1
Dilutive effect of 2023 Convertible Senior Notes	—		—	—		—
Dilutive effect of 2025 Convertible Senior Notes	—		—	—		6
Dilutive effect of 2027 Convertible Senior Notes (1)	—		9	—		7
Diluted weighted average shares outstanding	51		60	51		64

Net income (loss) per common share:
Income (loss) per diluted common share	$(0.03)	-	$0.16	$0.12	-	$0.28

(1)    - The non-GAAP incremental dilutive shares includes the impact of the Company’s capped call transaction issued concurrently with our 2027 Notes, and as such, an effective conversion price of $18.46 is used when determining incremental shares to add to the dilutive share count. The GAAP incremental dilutive shares does not include the impact of the Company’s capped call transaction, and as such, an effective conversion price of $13.98 is used when determining incremental shares to add to the dilutive share count.

Reconciliation of GAAP Net Income to Non-GAAP Operating Income (Q1 2023)

(in millions)
(unaudited)

Guidance for the three months ending March 31, 2023
GAAP Net income (loss)	$(1)	-	$8
Share-based compensation	6	-	6
Amortization	2	-	2
Interest expense, net	1	-	1
Income tax expense (benefit)	—	-	1
Other	—	-	1
Non-GAAP Operating income	$8	-	$19

Note: Amounts may not calculate precisely due to rounding.